UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, STAAR Surgical Company (the “Company”) announced a realignment of its leadership structure. The Company announced that its Board of Directors (the “Board”) appointed the Company’s Chief Operating Officer, Warren Foust, as President and Chief Operating Officer of the Company, effective March 17, 2025 (the “Effective Date”). In addition, the Company announced that the Board appointed Deborah Andrews, the Company’s former Chief Financial Officer, to serve as the Company’s Interim Chief Financial Officer and principal accounting officer on an interim basis, effective as of the Effective Date, and that Patrick Williams has agreed to step down, effective as of the same date, at the request of the Board from his position as Chief Financial Officer. The Board will be initiating a search for a permanent Chief Financial Officer. Effective as of the Effective Date, the Board appointed Magda Michna, PhD, the Company’s Chief Clinical, Regulatory and Medical Affairs Officer, to the newly created role of Chief Development Officer, reporting to Mr. Foust. In this expanded role, Dr. Michna will continue to oversee the Company’s clinical, regulatory, and medical affairs functions, and she will assume additional responsibility for the Company’s quality and research and development (“R&D”) functions. In connection with Dr. Michna’s promotion, Keith Holliday, PhD has agreed to retire, effective as of the Effective Date, at the request of the Board from his position as Chief Technology Officer and head of the Company’s R&D function.

Mr. Foust, age 49, joined the Company in April 2023 as Chief Operating Officer. Prior to joining the Company, Mr. Foust served as Worldwide President, Johnson & Johnson Vision, Surgical, from December 2019 to April 2023. Prior to Johnson & Johnson Vision, Surgical, he served as Worldwide President of Mentor, a leading breast reconstruction and aesthetics business unit of Johnson & Johnson from 2018 to 2019, and Vice President, U.S. Sales and Marketing from 2015 to 2018. Prior to Mentor, Mr. Foust held various sales leadership roles at DePuy Synthes, also a company of Johnson & Johnson. He started his career at Roche Pharmaceuticals as a sales representative in 1999. Mr. Foust holds a Master’s Degree of Marketing and bachelor’s degree from the University of Alabama.

Mr. Foust has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Foust has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Foust and any other person pursuant to which Mr. Foust was appointed as an officer of the Company.

In connection with Mr. Foust’s appointment as President and Chief Operating Officer of the Company, the Board approved the grant of a promotional equity award commensurate with his additional duties comprised of (i) an award of restricted stock units (“RSUs”) for 29,326 shares of the Company’s common stock, a third of which will vest on each of March 17, 2026, March 17, 2027, and March 17, 2028 and (y) an award of performance stock units (“PSUs”) for a target number of 29,326 shares of the Company’s common stock, which vest as to 0%-200% of target in up to five tranches based on the Company’s financial performance relative to revenue performance targets during the performance period ending December 31, 2027. The promotional equity award is in addition to Mr. Foust’s annual salary, bonus, equity, and health and welfare benefits.

Mr. Stephen C. Farrell will continue to serve as the Chief Executive Officer of the Company and as a member of the Company’s Board but, effective as of the Effective Date, will no longer hold the title of President of the Company.

Ms. Andrews, age 67, retired from the Company in 2020, after more than two decades at the Company. She most recently served as the Company’s Chief Financial Officer, from September 2017 until June 2020, after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as the Company’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. Since April 2014, Ms. Andrews has served on the Board of Directors of Lineage Cell Therapeutics, a clinical stage biotechnology company focused in the field of regenerative medicine. She currently serves as its Audit Committee Chair and has previously served as its Compensation Committee Chair. Ms. Andrews spent three years from 1991 to 1994 as an accountant for KPMG. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino.

Ms. Andrews has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Ms. Andrews has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Andrews and any other person pursuant to which Ms. Andrews was appointed as an officer of the Company.

In connection with Ms. Andrews’ appointment as Interim Chief Financial Officer, Ms. Andrews accepted an offer letter pursuant to which she will receive salary at a rate of $150,000 per month for March, April and May 2025, after which her salary rate will be $100,000 per month. Ms. Andrews will not receive an equity award in her role as Interim Chief Financial Officer, but she will be eligible for benefits under the Company’s health and welfare plans.

Effective as of the Effective Date, Patrick F. Williams has agreed to step down at the request of the Board from his position as Chief Financial Officer. In accordance with Mr. Williams’ Severance Agreement with the Company, dated as of July 18, 2023, Mr. Williams will be eligible to receive a lump sum severance payment in the amount of 12 months of annual base salary ($575,000) and continued health and dental benefits for a period of 12 months, subject to the execution by Mr. Williams of a separation agreement and general release. Mr. Williams has agreed to a three-month consulting agreement to assist with the transition of responsibilities, which provides for compensation at his current base salary rate of $47,917 per month. Mr. Williams departure is not a result of any disagreement with the Company on any matter relating to the Company’s financial reporting, accounting policies, procedures, estimates, or judgments or internal controls.

Effective as of the Effective Date, Keith Holliday, PhD has agreed to retire at the request of the Board from his position as Chief Technology Officer. In accordance with Mr. Holliday’s Severance Agreement with the Company, dated as of July 18, 2023, Mr. Holliday will be eligible to receive a lump sum severance payment in the amount of 12 months of annual base salary ($550,110) and continued health and dental benefits for a period of 12 months, subject to the execution by Mr. Holliday of a separation agreement and general release.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Date, the Board approved and adopted the amended and restated bylaws of the Company to reflect the amendments summarized herein (as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The amendments affected by the Amended and Restated Bylaws revise the provisions related to the Company’s officers contained in ARTICLE IV thereof to, among other things, (i) rename the Chairman of the Board to Chair of the Board, (ii) move ARTICLE IV, Section 4, Chair of the Board to ARTICLE III, Section 15 thereof, (iii) provide that the Chief Executive Officer and President may be separate officers of the Company and such offices may be held by different people, (iv) establish the Chief Financial Officer as an officer of the Company, and (v) make certain other changes to provide additional flexibility with respect to officer appointments.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release (the “Press Release”) announcing the realignment of its leadership structure, including the leadership changes reported under Item 5.02 hereof. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibits 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

99.1	Press release of the Company dated March 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 17, 2025	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Chief Executive Officer